Oct. 19, 2023

To the

HONORABLE MAYOR ED GAINEY AND STAFF MEMBERS,

FOMO WORLDWIDE, INC. PRESENTS:

CLEAN SOLUTION TECHNOLOGIES

InFOOD

(Pittsburgh Indoor FOOD) Public/Private Partnership

DIAMOND TECHNOLOGY SOLUTIONS, LLC

Save Energy.
Save Money.
Save the Planet.

Clean Solution Technologies

Ultimate Optimization Solutions.

The Technology of Tomorrow- *Today*

- **Our mission is to provide energy optimization solutions that combine the most advanced and cost-effective technologies.**

- Our focus being **Lighting, Solar, Heating, Ventilation, Air Conditioning (HVAC)** efficiency devices, controls, and algorithmic services, as well as energy audits, design, rebate administration, installation coordination, zero up front cost financing options, and performance measurement and verification.







FOMO WORLDWIDE

Clean Air Solutions

Ultraviolet-C
Standing room, wall mounted, or in-duct

CLEAN SOLUTION TECHNOLOGIES STRIVES TO PROVIDE HEALTHY AIR QUALITY WITHIN AND AROUND BUILDINGS AND STRUCTURES THAT CONTRIBUTES TO HEALTHY, COMFORTABLE ENVIRONMENTS.

- **Clean Solution Technologies: Provides services and equipment that focuses on the air quality within and around buildings and structures, especially as it relates to the health and comfort of building occupants. At the core our IAQ services continue to provide proven and cost-effective germicidal disinfection of air and surfaces across commercial and residential landscapes.**

Clean Solution Technologies offers a wide variety of options to assist in improving Indoor Air Quality

- Portable Units that can move from room to room
- Wall mount units that can be hardwired or Plug and Play
- Ceiling units that are inside a light fixture
- Ductless units for PTAC and Mini Splits
- Ducted for HVAC level improvement in Air Quality


AIR QUALITY CONTROL
AIR CONDITIONER
HUMIDIFIER
AIR QUALITY DETECTOR
CLEANER IONIZER
CLEAN AIR IN A CAN
FILTER
AIR QUALITY CONTROL APP
VENTILATION

Portable Units



- Portable Units feature
- Ultraviolet (UVC) +Photocatalytic Oxidation
- Some add HEPA Filtration
- Eliminates over 99% of airborne contaminants
- Plug and Play, no installation required


UVDI V-PAC

Wall and Ceiling Mounted Units

- NanoStrikeTechnology Ultra Low Energy Plasma + Filter Free + Fan
- Ultraviolet (UVC) from light-emitting diode (LED)
- Ultraviolet (UVC) with louvers for passive disinfection
- Ultraviolet (UVC) +Photocatalytic Oxidation





Ductless and Ducted Units

- Ultraviolet (UVC) for installation in PTACs, Mini-Splits, and Ceiling Cassettes
- Ultraviolet (UVC) for installation in Air Handling Unit (AHU) plenums or ducts
- Require information on Unit size and Air Flow rates





HVAC & Refrigeration (up to 25 Ton Systems)

- **THE CHALLENGE:** HVAC equipment and other cooling systems often use 40% or more of facility energy, with even more in southern climates. Initiatives to reduce power consumption, costs and achieve net-zero goals require innovative efficiency strategies.

- **THE SOLUTION:** We efficiently manage HVAC and other cooling systems, reduce energy by 20-50%, depending on the applications, and the optimization pays for itself in 6-18 months by reducing energy, cost, and prolonging equipment life.









1 HVAC Systems up to 25 tons

intelliHVAC
INTELLIGENT SOLUTIONS FOR HEATING AND AIR





IntelliHVAC is an intelligent and effective system that reduces energy consumption in package and split HVAC systems, up to 25 tons. It actively manages post purge and compressor cycles and works in both heating and cooling modes.

- **Guaranteed to reduce energy 15-30%**
- **Reduces compressor cycles by 20%**
- **Prevents wear and tear to extend life of equipment**
- **Typical 12-month ROI**
- **Reduced CO2 emissions**
- **Lifetime warranty**
- **No impact on HVAC warranty**




LIFE TIME

Given that nearly all HVAC units have identical 24v color wiring controls, **Intelli**HVAC easily connects to most central air HVAC systems.

FOMO WORLDWIDE

2 Ductless PTAC Systems

intelliPTAC

INTELLIGENT SOLUTIONS FOR HEATING AND AIR


intelliPTAC



IntelliPTAC was developed as an extension of the IntelliHVAC for PTAC systems. Packaged Terminal Air Conditioners (PTAC) and Packaged Terminal Heat Pumps (PTHP) installed across the country outnumber all other HVAC systems combined. They are commonly found in hotels, motels, apartments, condos, schools, medical facilities and offices nationwide.

- Guaranteed to reduce energy 10-15%
- Reduces compressor cycles by 15%
- Prevents wear and tear to extend life of equipment
- Typical 18-month ROI
- Reduced CO_2 emissions
- Lifetime warranty
- No impact on HVAC warranty


LIFE TIME

FOMO WORLDWIDE

3 Refrigeration/Freezer Cases

ASHDC
Anti-Sweat Heater Door Controls



ASHDC is an intelligent Anti-Sweat Heater Door Control that reduces energy by up to 80% by actively managing Anti-Sweat Heaters with sensor-based technology so that they only operate when condensation is detected. The built-in programmed maintenance cycle (PMC) technology assures that all display cases remain sweat, frost and ice free.

- **Guaranteed to reduce energy up to 80%**
- **Display cases remain sweat, frost and ice free**
- **Prevents wear and tear to extend life of equipment**
- **Typical 12-month ROI**
- **Reduced CO2 emissions**
- **3-year warranty**
- **No impact on system warranty**
- **Prescriptive Rebates available in most areas**
- **Components exceed UL standards**

3 YEAR WARRANTY

ASHDC operates door heaters independently from frame and mullion heaters. ASHDC is easily installed in your existing cases and walk-ins. Precise placement of the moisture sensors offers maximum savings while assuring adequate anti-sweat function.

FOMO WORLDWIDE

4 Refrigeration/Freezer Walk-ins

EnerG^2





EnerG^2 reduces energy consumption and compressor cycles in walk-in coolers and freezers by providing a more accurate means of temperature measurement through a specialized gel compound that simulates the food product temperature instead of the air temperature which fluctuates with more volatility. It fits easily onto the existing thermostat air probe.

- **Guaranteed to reduce energy costs 15-30%**
- **Reduces compressor cycles by 40-60%**
- **Prevents wear and tear to extend life of equipment**
- **Typical 12-month ROI**
- **Reduced CO2 emissions**
- **Lifetime warranty**
- **No impact on system warranty**


LIFE TIME

FOMO WORLDWIDE

UTILITY INCENTIVES

- **THE OPPORTUNITY:** Many utility companies across the U.S. offer either prescriptive rebates or custom incentives on technology that reduces energy consumption. The difficulty often lies in finding the right forms and submitting the data on the energy savings to secure the rebates or credits.

- **THE SOLUTION:** We provide the support to navigate the complexity of utility incentives in each market. We work to secure the highest possible available incentives, which in some cases can reduce the equipment cost by 50%, resulting in ROI in less than one year.

SAMPLE INCENTIVE

intelliHVAC
INTELLIGENT SOLUTIONS FOR HEATING AND AIR

PPL will now give a $500 custom credit for each IntelliHVAC unit based on energy saving data collected. This reduces the equipment cost by 50%, which can bring the payback time down to six months or less.

PPL Electric Utilities provides electricity distribution and transmission services to over 2.5 million customers in Pennsylvania, Kentucky and Virginia.



PENNSYLVANIA

ppl
PPL Electric Utilities

LG&E KU
PPL companies

FOMO WORLDWIDE

LED LIGHTING

- LED lighting products are supplied and managed through Clean Solution Technologies.
- All our products are Made in the USA and BAA Compliant.

Our Core Products:

TUBES



TROFFERS



VAPOR TIGHTS



HIGH BAYS



HALLWAY & STAIR



FOMO WORLDWIDE

Additional Products

Strip Fixtures



Narrow Lights



Pendant Lights





Partnerships with Others

- We have relationships with multiple lighting manufacturers to provide a wide variety of products outside of what we make
- BAA and Non-BAA options available
- Relationships with contractors to provide Full Turnkey projects

Chiller Plant Optimization Performance Analysis

Facility Location: New Haven, CT

Project Highlights

Building Size: 106,000 square feet

Property Type: Mixed use, offices and laboratories

Building Management System: Automated Logic

Optimization Method: Energy Intelligence Center's OptikW algorithmic software solution

Savings in the Chiller Plant: 36% to 60%

The savings is variable based on seasonality for daily, weekly, and monthly performance, with the summer yielding the highest savings.

FOMO WORLDWIDE

ENERGY INTELLIGENCE CENTER

Total Facility Monthly Comparison

Status	Dates	Metered 2019 baseline Total Facility kWh / Month	Calculated 2019 Chiller Plant kWh/Month	Metered 2020 Total Facility kWh / Month	Metered 2020 Chiller Plant kWh / Month	Metered 2020 Chiller Plant % of Total	2020 kWh Savings relative to 2019 **Chiller Plant** baseline kWh / Month	**% Savings**	**Total Facility % Savings**
Pre OptikW	7/9 - 8/7	**357,822**	158,177	**343,359**	**151,784**	**44.2%**	14,463	0.0%	4.0%
Partial OptikW (Chiller #1)	8/8 - 9/9	**357,881**	151,740	**307,206**	**101,699**	**33.1%**	50,675	33.4%	14.2%
Full OptikW (Chiller #1 & #2)	9/10 - 10/8	**261,469**	139,307	**211,115**	**37,048**	**17.5%**	50,354	36.1%	19.3%
Monthly Energy Cost ($) at $0.181 / kWh	9/10 - 10/8	$47,326	$25,215	$38,212	$6,706		**$9,114**		

Note: The "Calculated 2019 Chiller Plant kWh/Month" is normalized by reducing the July CP baseline by 4.07% for August and by 11.93% for September, given the cooler fall weather in Connecticut (Avg. July: 77.31F; August: 74.16F; September: 68.09F Source: Weather Underground - average recorded monthly temperature data.

The Full Optimization of the Chiller Plant has yielded 36.1% energy savings in September, which equates to 19.3% energy savings across the Total Facility. This translates to over $100,000 of annual operating cost reduction.

CASE STUDY: Industrial

Project: La Colombe Coffee Roasters
Address: 2620 East Tioga St, Philadelphia, PA 19134
Owner: La Colombe
LED Installation: 2016


La COLOMBE

64% SAVINGS

Opportunity La Colombe Coffee Roasters took a leadership role as the first coffee company in the U.S. to retrofit with authentic made in America LED fixtures. The shop had metal halide 450 Watt fixtures in their facility. With a 16/7 run time of 5,840 h/year, the 4' tubes used 2,628 kWh per year. At a $0.12/kWh electricity rate, the metal halides cost $315.36 per year to operate.

Solution The Independence LED 162 Watt new tube solution reduced the energy cost and created an average energy savings of 64% over the existing metal hallides. Plus, the coffee shop owners no longer have the risk of bulbs burning out on shifts given the long life of the LED technology.

Results By reducing the critical 16 hours, 7 days per week area tube wattage by an average of 64%, the annual savings is 1,681 kWh and $201.83 every year. Over the approximate 10 year life of the LED's at 16h/day, the lifetime energy savings is over $2,000. The environmental impact of the retrofit is significant. At the U.S. average of 1.34 lbs of CO2 emission reduction for every kWh saved, the retrofit saves 22,538 lbs of CO2 over the long life of the energy saving LED technology.

FOMO WORLDWIDE

CASE STUDY: RESTAURANT

Project: Dallas Barbeque
Address: 241 W 42nd St, New York, NY 10036
LED Installation: 2016

77% SAVINGS

Opportunity Dallas Barbeque holds several locations in NYC that presented opportunity to lower energy costs. The existing building had a combination of several fluorescents that totaled 663 watts. This cost Dallas BBQ 5,807 kWh each year and $104,541.83. With several nearby locations, Dallas BBQ was also an opportunity for future projects.

Solution The Independence LED's lighting retrofit offered a 152 watt new tube solution that reduced the energy cost and created an average energy savings of 77% over the existing fluorescent tubes. Plus, the restaurant owners no longer have to risk bulbs running out during peak hours of operation.

Results By reducing the wattage by an average of 77%, the annual savings is 2,984.24 kWh and $80,574.47 every year. Over the approximate 10 year life of the LED's at 16h/day, the lifetime energy savings is $805,744.69. The environmental impact of the retrofit is significant. At the U.S. average of 1.34 lbs of CO2 emission reduction for every kWh saved, the retrofit saves 39,989 lbs of CO2 over the long life of the energy saving LED technology.

CASE STUDY: Office Building

NEWMARK HOLDINGS

59% SAVINGS

Project: Benchmark LED Efficiency Initiative
Highlights: 1 of 24 Property Retrofits
Address: 1560 Broadway, New York, NY
Owner: Newmark Holdings Portfolio
LED Installation: 2015

Opportunity The Newmark Holding initiative is one of the largest and most comprehensive commercial LED base building retrofits of its type in the U.S. Newmark Holdings is a vertically integrated real estate company with a 63-year-history of hands-on asset management and a portfolio of more than 10 million square feet of commercial properties throughout New York City. Base building areas often run with 24 x 7 hours of operation, presenting the highest ROI for lighting retrofits.

Solution The complexity of the different common areas and existing lighting across the portfolio resulted in the specification of more than 100 different LED fixtures, lamps and retrofits and required thousands of hours of auditing, manufacturing, rebate administration, and logistics by Independence LED Lighting.

Results The cost savings across the 24 properties in this benchmark project will reach $10 million over the 10 year warranty of the Independence LED lights. Favorable ConEdison rebate incentives lift ROI to over 65% with payback in less than 1.5 years. With 3.7 million kWh saved each year, CO_2 emissions reduction reaches 50 million lbs over the next decade. Newmark Holdings is leading by example with energy-efficient properties.

FOMO WORLDWIDE


IAQ

Let us help determine what you need

- On-Site and Remote Analysis of the room or building
- Inspection of the HVAC system
- Integrating advanced filtration, air quality meters, energy recovery ventilators (ERVs) and economizers with Building Management Systems (BMS)
- Lighting Audits to assess what you currently have and need
- Review of Utility bills to help determine estimated energy savings
- Rebate Administration to help pay for the upgrade with local rebate programs

FOMO WORLDWIDE

InFOOD
Pittsburgh
Public/Private Partnership

InFOOD:
Pittsburgh Indoor Food
Public/Private Partnership



FOMO
WORLDWIDE

InFOOD
Pittsburgh
Public/Private Partnership

"Why should there be hunger and deprivation in any land, in any city, at any table, when man has the resources and the scientific know-how to provide all mankind with the basic necessities of life?
There is no deficit in human resources.
The deficit is in human will"

-**Martin Luther King, Jr.**

FOMO WORLDWIDE

Recommendation

To the Honorable Mayor Gainey and Members of the City Council



Protecting the City's food supply from natural disasters and economic disruptions by creating a community-based non-profit organization to implement an integrated local food production and distribution system.

To design and offer economic incentives for non-profits, agricultural producers, and small businesses to partner with the City.

InFOOD
Pittsburgh
Public/Private Partnership

Current Situation



- After three years of droughts, many farmers are concerned about lingering flood waters,
- Food supply chain wastes a significant % of food and creates CO_2 emissions and greenhouse gases,
- Proving the importance of creating a program that will support food resiliency and local farm workers across the United States.

FOMO
WORLDWIDE

Achieving Food Resiliency

Local Production

Develop local food production sources

Connect

Connect these sources to each other and local community hubs

Power

Power local food production sources using renewable energy with battery backup storage

Community Resilience



What is community resilience?

Ability of a community to withstand and recover from disruptions

Threats to the Community:

- Governments faced with existential threats to populations and infrastructure
- Rapid advancement of climate change
- Extreme weather events
- Disaster preparedness
- Soaring Food Prices

Need a systems-level approach to address possible points of failure in urban food supply chain.

InFOOD
Pittsburgh
Public/Private Partnership

Food Resilience



What is food resilience?

The ways in which a community can ensure its members have access to health and nutritious food, even during times of crisis

- Infood Action Plan should set a target of majority of food consumed to be form local food production,
- A local food system empowers Pittsburgh to achieve a key Climate Action Plan goal producing local food for consumption,
- Allocation of $ toward agricultural resilience measures,
- Strategic Growth Council should call for local-level resilience through Community Resilience Centers program,
- U.S. government is incorporating food resilience in disaster planning.

FOMO
WORLDWIDE

InFOOD
Pittsburgh
Public/Private Partnership

Food is a Fundamental Human Right



Like air and water…

Food is essential for survival and the only commodity that cannot be postponed.

- Food insecure individuals have higher rates of mental health issues:
  - Hungry children attain lower academic achievement.

- United Nations recognizes that the right to all nutritional elements is necessary to live a healthy and active life.

FOMO
WORLDWIDE

InFOOD
Pittsburgh Public/Private Partnership

Food Insecurity Data

Food insecurity is a growing crisis throughout the United States

11.5% Of people in the US were food insecure in 2018 (estimate)

Millions of people nationwide

10.5% Of the US population did not have enough food to meet their needs (estimate)

14 million households

20% Spike in food insecurity in the area from the beginning of COVID-19 Pandemic (estimate)

20-33%, specifically

FOMO WORLDWIDE

InFOOD
Pittsburgh
Public/Private Partnership

Threats to Food Access



Climate Change

If the land lacks the nutrients that crops need to grow, the food chain will be stopped from the beginning,

Natural Disasters

All segments of food supply chains can be affected by a natural disaster such as droughts, wildfires, and more,

Foreign Conflict

A disruption in one region can send ripple effects to the rest of the world.

FOMO
WORLDWIDE

Infood as a Community Food Utility

Community Layer

- Community Gardens and Backyard Gardens
- Synchronizing Local food production with food banks, restaurants, schools and grocery stores
- Supplemental Nutrition Assistance Program (SNAP

Production Layer

- Controlled Environmental Agriculture (CEA)
- Repurposing Empty Commercial Space

Energy Resilience

- Integrating renewable energy systems that remain resilient

InFOOD
Pittsburgh
Public/Private Partnership

Infood: Organization

Infood will be a public/private partnership chartered by the City of Pittsburgh and Allegheny County

Vertical Cooperative

- Public/private entity from which benefits are distributed equitably,
- Infood would operate on all levels of vertical food system – linking producers, processors, distributors, retailers and consumers,
- System must be sustainable, all recipients and participants would be members of Infood.



FOMO
WORLDWIDE

Defining Local

Synchronizing community gardens with food towers/containers and indoor farms to maximize food production and reduce 100-mile radius to something closer to be determine by Food Security Council:

Hyper Local

- food grown right in a communities' backyard
- available for purchase at a market or consumption at local restaurants.
- benefit: produce can be harvested and delivered on the same day and can remain fresh longer than produce delivered from long distances.



Local

- definition from Farm Act from 2008,
- definition= produced "so that the total distance that the product is transported is less than 400 miles from the origin or the product."

InFOOD
Pittsburgh
Public/Private Partnership

Equity

Group buying power for SNAP participants in Pittsburgh, PA and Allegheny Country to lower cost and eat healthier

Making food more affordable

- Food prices have gone up by 10%-20%,
- Infood Initiative sets the framework to structure group buying power for SNAP participants, to help lower the cost, support local growers and help the community eat healthier.



FOMO
WORLDWIDE

Infood Governance:
Food Security Council

- Infood will begin with a skills-based governing board: Food Security Council,
- Once Infood has achieved corporate, and/or grant funding, the Food Security Council members will be compensated,
- The Food Security Council should consist of community members, grant writers, SNAP recipients, food producers, an organized labor representative:
  - Experts in resilience, logistics, renewable energy, and public health.

Food Security Council Responsibilities:

1. Form Infood as a public/private partnership
2. Apply for funding and raise external capital,
3. Seek external partnerships,
4. Develop and maintain food production and distribution processes,
5. Determine the caloric needs of residents
6. Define food shock.



Potential Funding Sources

Funding sources include fees for administering government food assistance programs and grants from the State, the USDA, and the Department of Energy (DOE) are available.

Food Insecurity Related Grants and Programs

Federal and State Resilience Grants and Programs

Federal and State Renewable Energy Grants and Programs

Self Directed and Self Funded

InFOOD
Pittsburgh
Public/Private Partnership

Minimal Bureaucratic Toll	→	Infood Security Council
Self Funded	→	External capital provided by FOMO, Grant funded (DOE & USDA),
	→	$ from City Budget.



FOMO
WORLDWIDE

Infood: Conclusion

Food shortages, natural disasters, and global conflicts further threaten the availability and economic accessibility of healthy food. The increasingly intense impacts of climate change create heightened cause for concern. Therefore, to create a food safety net in the City of Pittsburgh, PA and Allegheny County, it is necessary to implement Infood.

Food Safety Net



Supplement during distress

DIAMOND
TECHNOLOGY SOLUTIONS, LLC

Governmental Solutions
Digital Signage.
Interactive Display Technology.
Sound Masking

Diamond Technology Solutions

Audiovisual Systems Integration Specialists

FOMO WORLDWIDE

DIAMOND
TECHNOLOGY SOLUTIONS, LLC

DIAMOND Governmental Solutions:

Providing Governmental Meeting Systems to Communicate Effectively with the Community.

- **Our mission is to provide effective and easy to use Audiovisual systems that allow the highest level of engagement at the most appropriate cost.**
- Our focus is on meeting and exceeding the expectations of our elected officials as well as the constituents they serve. By evaluating each space's individual characteristics, including light levels, sound reflections and dimensional requirements, Diamond Technology fits the solution to the space.
- From Board Rooms to Meeting Rooms, to Huddle Spaces and Committee and Council Chambers, Diamond Technology Solutions will provide the customized answer that our City government needs.



FOMO
WORLDWIDE

Diamond Interactive Display Solutions-
Engage and Interact with the Steel City.

DIAMOND
TECHNOLOGY SOLUTIONS, LLC

- **THE CHALLENGE:** How do the City Employees and Managers engage with their teams?
- **THE SOLUTION:** By installing Diamond Interactive Display Solutions to areas direct engagement. From group spaces to cafeteria and service spaces, Diamond Interactive Displays will prove to be the most effective tool to bring teams together. Engagement with devices that are size-appropriate, representing all major interactive display brands, Diamond will provide the right interactive display to any space.


EXIT
Reserved
Central Station
CITY CENTRE

FOMO
WORLDWIDE

DIAMOND SOUND MASKING SOLUTIONS-

When PRIVACY and FOCUS Matter-

DIAMOND
TECHNOLOGY SOLUTIONS, LLC

- **Privacy matters- City Employees, engaged with constituents, need to communicate matters which may be confidential or sensitive.**
- Diamond Technology's Sound Masking Solutions provide the assurance that only the conversations City Government *wants heard, get heard*.
- Our comprehensive Sound Masking approach uses state of the art, real-time controls to properly balance privacy of speech with intelligabiltiy where it matters most. From bull-pens to closed office space, we have the masking solution to fit all city needs.





FOMO WORLDWIDE

Thank you!

CLEAN SOLUTION TECHNOLOGIES

Contacts: FOMO, CST, DTS

Vik Grover: CEO, FOMO WORLDWIDE
Vik.Grover@fomoworldwide.com
(212)731-4806

Mary Kirk, SVP, Finance; President, CST
Mary.Kirk@EICTEAM.COM
(484)744-3692

John Raymond, Business Manager, DTS
John.Raymond@Diamond-Tech-LLC.com
412-390-0803, Ext-306 or Cell: (419)575-7749

David Mizgorski, Director of Operations, DTS
David.Mizgorski@Diamond-Tech-LLC.Com
412-390-0803, Ext-322

Beth Rotto, Office Manager, DTS
Beth.Rotto@Diamond-Tech-LLC.Com
412-390-0803, Ext-302